October 30, 2012

To Whom It May Concern:

We consent to the incorporation by reference in the registration statement on Form S-8 (file no. 333-157968) of Therapeutic Solutions International, Inc. of our report dated on October 30, 2012, with respect to the audited consolidated financial statements of Therapeutic Solutions International, Inc. (formerly Splint Decisions Inc.), included in Form 10-K for the year ended December 31, 2011.

Very truly yours,

/s/ PLS CPA

PLS CPA, A Professional Corp.

Registered with the Public Company Accounting Oversight Board